Exhibit 99.1

        Trex Company 2Q06 Revenue Rises 47% to $121.5 Million;
                        EPS Increases to $0.47

    WINCHESTER, Va.--(BUSINESS WIRE)--July 27, 2006--Trex Company, Inc. (NYSE: TWP), manufacturer of Trex(R) decking and railing, today announced financial results for the second quarter ended June 30, 2006.
    Net sales for the second quarter of 2006 totaled $121.5 million, compared to net sales of $82.9 million for the second quarter of 2005, which represents a 47% increase. The Company reported net income for the 2006 second quarter of $7.1 million, or $0.47 per diluted share, compared to a net loss of $1.0 million, or $0.07 per diluted share, for the 2005 second quarter.
    For the six months ended June 30, 2006, Trex Company reported net sales of $226.8 million, compared to net sales of $172.8 million for the six months ended June 30, 2005, which represents a 31% increase. Net income for the 2006 six-month period totaled $11.3 million, or $0.76 per diluted share, compared to $7.4 million, or $0.50 per diluted share, for the 2005 six-month period.
    Chairman and Chief Executive Officer Anthony J. Cavanna commented, "Trex's solid second-quarter results reflect the effectiveness of our 'early buy' promotional programs and consumer brand building campaign, combined with the success of our distributor partners in reaching all segments of the market, including contractors, home builders and do-it-yourselfers. Favorable inventory levels coming into 2006, the Company's recent price increases and a shift in consumer demand to Trex Accents(R) from Trex Origins(TM) also contributed to our strong top line growth.
    "The many manufacturing and quality initiatives we implemented late last year are beginning to have an impact. Although the year-over-year increase in the cost of plastic raw materials partially offset the improved manufacturing efficiencies and utilization, each of Trex's three plants made progress during the quarter to our goals of enhancing product quality and packaging. Because there are still many opportunities to improve our raw materials processing and manufacturing performance, these areas will continue to be a focus for the Company."
    Mr. Cavanna concluded, "We are very pleased with the positive trends in plant operating performance and our improving financial results over the first half of 2006. We are also gratified by the market's positive reaction to our quality initiatives and expanded line of decking and railing products. As illustrated by the MVP Award Trex Brasilia(R) recently won from Building Products Magazine, Trex continues to set the standard for market-based innovation and to lead the conversion of the market from wood to composite decking."
    The Company, which had previously provided guidance for the first half of 2006, announced its full-year guidance. For the full year 2006, the Company expects net sales to range from $340 million to $350 million and earnings per diluted share to range from $0.95 to $1.05. This compares to net sales of $294.1 million and earnings per diluted share of $0.17 in 2005.
    Trex will hold a conference call to discuss its 2006 second-quarter results on Thursday, July 27 at 11:00 a.m. ET. A live webcast of the conference call will be available to all investors at the Trex Company website at www.trex.com. The call will also be simulcast at www.streetevents.com.
    For those who cannot listen to the live broadcast, an audio replay of the call will be available on these websites for 30 days. A telephone replay of the call will also be available through August 3, 2006. To listen to the telephone replay, dial 706-645-9291 and enter conference ID #2784883.

    About Trex Company

    Trex Company is the nation's largest manufacturer of composite decking and railing, with over 14 years of product experience. Products are marketed under the brand name Trex(R). Made from a unique formulation of reclaimed wood and plastic, combined through a proprietary process, Trex decking and railing offer significant design flexibility with fewer ongoing maintenance requirements than wood. For more information, visit the Company's website, www.trex.com. Trex(R), Trex Accents(R), Trex Origins(TM) and Trex Brasilia(R) are trademarks of Trex Company, Inc., Winchester, Va.

    The statements in this press release regarding the Company's expected sales performance and operating results, its projections of net sales, net income, earnings per share and costs, its anticipated financial condition and its business strategy constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products, the sensitivity of the Company's business to general economic conditions, the Company's ability to obtain raw materials at acceptable prices, the Company's ability to increase production levels to meet increasing demand for its products, and the highly competitive markets in which the Company operates. The Company's report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006 and its subsequent filing on Form 10-Q for the first quarter of 2006 discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



                          TREX COMPANY, INC.
            Condensed Consolidated Statements of Operations
            (In thousands, except share and per share data)
                              (Unaudited)


                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                           2005        2006        2005        2006
                       ----------- ----------- ----------- -----------

Net sales              $   82,865  $  121,454  $  172,769  $  226,751

Cost of sales              59,992      86,091     116,560     166,127
                       ----------- ----------- ----------- -----------

Gross profit               22,873      35,363      56,209      60,624

Selling, general and
 administrative
 expenses                  25,025      23,649      44,441      41,201
                       ----------- ----------- ----------- -----------

Income (loss) from
 operations                (2,152)     11,714      11,768      19,423

Interest expense, net         720       1,061       1,476       2,030
                       ----------- ----------- ----------- -----------

Income (loss) before
 income taxes              (2,872)     10,653      10,292      17,393

Provision (benefit) for
 income taxes              (1,858)      3,594       2,902       6,098
                       ----------- ----------- ----------- -----------

Net income (loss)      $   (1,014) $    7,059  $    7,390  $   11,295
                       =========== =========== =========== ===========

Diluted earnings (loss)
 per share             $    (0.07) $     0.47  $     0.50  $     0.76
                       =========== =========== =========== ===========

Diluted weighted
 average shares
 outstanding           14,772,498  14,912,805  14,912,299  14,891,577
                       =========== =========== =========== ===========



                          TREX COMPANY, INC.
                 Condensed Consolidated Balance Sheets
                   (In thousands, except share data)

                                                31-Dec-05   30-Jun-06
                                               ----------- -----------
                                                           (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                    $   1,931   $   7,552
   Accounts receivable, net                        12,364      38,173
   Inventories                                     56,726      51,387
   Prepaid expenses and other assets                3,750       3,799
   Income taxes receivable                          8,297          --
   Deferred income taxes                            1,711       1,802
                                               ----------- -----------
           Total current assets                    84,779     102,713
                                               ----------- -----------
Property, plant and equipment, net                191,210     188,039
Goodwill                                            6,837       6,837
Debt-related derivatives                              292         685
Other assets                                        3,151       2,987
                                               ----------- -----------
           Total assets                         $ 286,269   $ 301,261
                                               =========== ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses        $  31,919   $  46,748
   Line of credit                                   4,070          --
   Current portion long-term debt                   9,031       9,074
                                               ----------- -----------
           Total current liabilities               45,020      55,822
                                               ----------- -----------
   Deferred income taxes                           15,158      15,342
   Debt-related derivatives                         1,053         605
   Long-term debt, net of current portion          60,505      51,955
                                               ----------- -----------
           Total liabilities                      121,736     123,724
                                               ----------- -----------
Stockholders' equity:
   Preferred stock, $0.01 par value, 3,000,000
    shares authorized; none issued and
    outstanding                                        --          --
   Common stock, $0.01 par value, 40,000,000
    shares authorized; 14,889,674 and
    14,976,468 shares issued and outstanding at
    December 31, 2005 and June 30, 2006               149         150
   Additional paid-in capital                      61,901      62,005
   Deferred compensation                           (1,076)         --
   Accumulated other comprehensive income
    (loss)                                           (481)         47
   Retained earnings                              104,040     115,335
                                               ----------- -----------
            Total stockholders' equity            164,533     177,537
                                               ----------- -----------
            Total liabilities and stockholders'
             equity                             $ 286,269   $ 301,261
                                               =========== ===========



                          TREX COMPANY, INC.
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)

                                                   Six Months Ended
                                                        June 30,
                                                    2005       2006
                                                 ---------- ----------
OPERATING ACTIVITIES
Net income                                        $  7,390   $ 11,295
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation and amortization                        7,406      9,975
Other non-cash charges                               3,038      1,530
Changes in operating assets and liabilities         (1,230)     2,607
                                                 ---------- ----------
Net cash provided by operating activities         $ 16,604   $ 25,407
                                                 ---------- ----------
INVESTING ACTIVITIES                              $(23,467)  $ (7,080)
                                                 ---------- ----------
FINANCING ACTIVITIES                              $ (8,248)  $(12,706)
                                                 ---------- ----------
Net increase (decrease) in cash and cash
 equivalents                                      $(15,111)  $  5,621
Cash and cash equivalents at beginning of period  $ 23,925   $  1,931
                                                 ---------- ----------
Cash and cash equivalents at end of period        $  8,814   $  7,552
                                                 ========== ==========

    CONTACT: Trex Company, Inc.
             Paul Fletcher, 540-542-6300
             or
             Lippert/Heilshorn & Assoc.
             Harriet Fried, 212-838-3777